EXHIBIT 99.1

The expenses to be incurred by the Health Care Property Investors, Inc. relating to the registration and offering of $300,000,000 aggregate principal amount Floating Rate Notes Due September 15, 2008, $300,000,000 aggregate principal amount of 5.95% Notes Due September 15, 2011 and $400,000,000 aggregate principal amount of 6.30% Notes Due September 15, 2016 pursuant to a Registration Statement on Form S-3 (File No. 333-137225) and a related prospectus supplement filed with the Securities and Exchange Commission on September 14, 2006 are estimated to be as follows:

Estimated Fees
SEC registration fee	$107,000
Legal fees and expenses	$300,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$100,000
Printing fees	$90,000
Rating agency fees	$800,000
Trustee’s fees and expenses	$20,000
Miscellaneous	$—
Total expenses	$1,417,000